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                                                                    EXHIBIT 12.2

                         Vlasic Foods International Inc.
                   Statement Regarding the Computation of the
                  Pro Forma Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

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
                                                             Nine Months     Fiscal Year
                                                               Ended             Ended
                                                             -----------    --------------
                                                             May 2, 1999    August 2, 1998
Earnings

Earnings before taxes                                         $(103,959)        $ 9,579

Interest expense                                                 32,756          13,446

Amortization of debt issue costs                                    211            --

Interest portion of rent                                          1,831           1,300

Amortization of previously capitalized interest                   1,200           1,577

                                                              ---------         -------
Earnings                                                      $ (67,961)        $25,902
                                                              =========         =======

Fixed Charges

Gross interest:

Pro Forma Interest
      Spin-Off                                                $    --           $25,555
      Outstanding notes and exchange notes                        6,445           9,555

Interest expense                                                 32,756          13,446

Capitalized interest                                                500             449

Amortization of debt issue costs                                    211            --

Interest portion of rent                                          1,831           1,300

                                                              ---------         -------
Fixed charges                                                 $  41,743         $50,306
                                                              =========         =======

Ratio of earnings to fixed charges                            $    --           $   0.5
                                                              =========         =======

Additional earnings required to achieve a ratio of 1:1        $ 109,704
                                                              --=======
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